AMENDED AND RESTATED
BUSINESS FINANCING AGREEMENT

Borrower:	INUVO, INC. and the other Borrowers referred to below 500 President Clinton Avenue, Suite 300 Little Rock, AR 72201	Lender:	Western Alliance Bank, an Arizona corporation 55 Almaden Boulevard, Suite 100 San Jose, CA 95113

This AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT, dated as of October 11, 2018 (the “Closing Date”), is made and entered into by and among WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION (“Lender”), INUVO, INC., a Nevada corporation (“Parent”), BABYTOBEE, LLC, a New York limited liability company (“Babytobee”), KOWABUNGA MARKETING, INC., a Michigan corporation (“Kowabunga”), VERTRO, INC., a Delaware corporation (“Vertro”), A LOT, INC., a Delaware corporation (“A LOT”), and NETSEER, INC., a Nevada corporation (“NetSeer” and together with Parent, Babytobee, Kowabunga, Vertro and A LOT, individually and collectively, jointly and severally, “Borrower”), on the following terms and conditions:
RECITALS
A. Lender and Borrower have entered into that certain Business Financing Agreement dated as of March 1, 2012 (as amended, the “Prior Agreement”).
B. Borrower has requested, and Lender has agreed, to amend and restate the Prior Agreement in its entirety. Lender and Borrower hereby agree that the Prior Agreement is amended and restated in its entirety as follows:
1. FINANCED RECEIVABLES.
1.1 Funding Requests. Borrower may request that Lender finance Receivables by delivering to Lender a Funding Request for the Receivables for which a request for financing is made. Lender shall be entitled to rely on all the information provided by Borrower to Lender on or with the Funding Request. Lender may honor Funding Requests, instructions or repayments given by an Authorized Person. On the Closing Date, Borrower shall deliver to Lender a Funding Request for Receivables in an amount sufficient to repay all outstanding Obligations under the Prior Agreement.
1.2 Acceptance of Receivables. Upon acceptance by Lender of any Receivable described in a Funding Request, Lender shall make an Advance to Borrower in an amount up to the applicable Advance Rate multiplied by the Receivable Amount of such Receivable; provided that the aggregate amount of Advances made with respect to Eligible Unbilled Receivables shall not exceed the Eligible Unbilled Receivable Sublimit at any time. Upon Lender’s acceptance of the Receivable and payment to Borrower of the Advance, the Receivable shall become a “Financed Receivable.” It shall be a condition to each Advance that (a) all of the representations and warranties set forth in Section 5 are true and correct on the date of such Advance as though made at and as of each such date and (b) no Default has occurred and is continuing, or would result from such Advance. Lender has no obligation to finance any Receivable and may exercise its sole discretion in determining whether any Receivable is an Eligible Receivable before financing such Receivable. In no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding.
1.3 Rights in Respect of Financed Receivables. Effective upon Lender’s payment of an Advance, Lender shall have the exclusive right to receive all Collections on the Financed Receivable. Lender shall have, with respect to any goods related to the Financed Receivable, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.
1.4 Reserve. The Reserve is a book balance maintained on the records of Lender and shall not be a segregated fund and is not the property of Borrower.
1.5 Due Diligence. Lender may, after no less than three (3) days prior notice (unless an Event of Default exists, in which case no notice will be required) audit Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion and at Borrower’s expense. Lender may at any time and from time to time contact Account Debtors and other Persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrower’s books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender’s requests for information concerning such Collateral and records.

1.6 Notification and Verification. Lender may (i) verify invoices and (ii) notify Account Debtors of Lender’s security interest in the Receivables, at its sole discretion from time to time.
2. COLLECTIONS, CHARGES AND REMITTANCES.
2.1 Collections. Subject to Lender's timely receipt of accurate application instructions from Borrower with respect to the source and application of Collections, Lender will apply the Collections with respect to Financed Receivables deposited into the Collection Account to the outstanding Account Balance, within three (3) business days of the date received. If no Default has occurred and is continuing, Lender agrees to credit the Refundable Reserve with the amount of Collections it receives with respect to Receivables other than Financed Receivables; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to turnover such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower's Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charges will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.
2.2 Financed Receivables Activity Report. Within thirty (30) days after the end of each Monthly Period, Lender shall send to Borrower a report covering the transactions for that Monthly Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrower makes written objection to Lender within forty-five (45) days after Lender sends the accounting to Borrower.
2.3 Reconciliations. Unless a Default has occurred and is continuing, Lender shall refund to Borrower after each Month End, the Refundable Reserve, if positive, calculated for such Month End, subject to Lender’s rights under Section 3.3 and Lender’s rights of offset and recoupment. If the Refundable Reserve is negative, Borrower shall immediately pay such amount in the same manner as set forth in Section 3.3 for Overadvances.
2.4 Adjustments. In the event of a breach of Sections 5 or 6, or in the event any Adjustment or dispute is asserted by any Account Debtor, Borrower shall promptly advise Lender and shall, subject to Lender’s approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Financed Receivable exceed two percent (2%) of its original Receivable Amount unless Borrower has obtained the prior written consent of Lender. Unless the Advance for the disputed Financed Receivable is repaid in full, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, Borrower is to resell it for Lender’s account at Borrower’s expense with the proceeds made payable to Lender. While Borrower retains possession of any returned goods, Borrower shall segregate said goods and mark them as property of Lender.
2.5 Remittances; Lockbox Account Collection Services. Lender shall have the exclusive right to receive all Collections on all Receivables. Borrower shall (i) immediately notify, transfer and deliver to Lender all Collections Borrower receives for deposit into the Collection Account, (ii) deliver to Lender a detailed cash receipts journal on Friday of each week until the Lockbox is operational, and (iii) immediately enter into a collection services agreement acceptable to Lender (the "Lockbox Agreement") pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account. Borrower shall use the Lockbox address as the remit to and payment address for all of Borrower's Collections from Account Debtors, and Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account. It will be considered an immediate Event of Default if this does not occur or the Lockbox is not operational as of the Closing Date.
3. RECOURSE AND OVERADVANCES.
3.1 Recourse. Advances and the other Obligations shall be with full recourse against Borrower. If any Advance is not repaid in full within ninety (90) days from the earlier of (a) invoice date, or (b) the date on which such Advance is made, Borrower shall immediately pay the outstanding amount thereof to Lender.
3.2 Overadvances. Upon any occurrence of an Overadvance, Borrower shall immediately pay down the Advances so that, after giving effect to such payments, no Overadvance exists.
3.3 Borrower’s Payment. When any Overadvance or other amount owing to Lender becomes due, Lender shall inform Borrower of the manner of payment which may be any one or more of the following in Lender’s sole discretion: (a) in cash immediately upon demand therefore; (b) by delivery of substitute invoices and a Funding Request acceptable to

Lender which shall thereupon become Financed Receivables; (c) by deduction from or offset against the Refundable Reserve that would otherwise be due and payable to Borrower; (d) by deduction from or offset against the amount that otherwise would be forwarded to Borrower in respect of any further Advances that may be made by Lender; or (e) by any combination of the foregoing as Lender may from time to time choose.
4. FEES AND FINANCE CHARGES.
4.1 Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charges from Collections received by Lender. On each Month End Borrower shall pay to Lender any accrued and unpaid Finance Charges as of such Month End. Lender may deduct the accrued Finance Charges in calculating the Refundable Reserve.
4.2 Fees.
(a) Maintenance Fee. On each Month End, Borrower shall pay to Lender the accrued unpaid Maintenance Fee for the Monthly Period ending on such Month End.
(b) Fee In Lieu of Warrant. Borrower shall pay the Fee In Lieu of Warrant to Lender on the Closing Date.
(c) Facility Fee. Borrower shall pay the Facility Fee to Lender on the Closing Date, on April 20, 2019 and annually thereafter on each anniversary of April 20.
(d) Recovery Fee. If Borrower fails to remit any Collections to Lender as provided in Section 2.5, Borrower shall in each case pay to Lender the Recovery Fee for such Collections.
(e) Due Diligence Fee. Borrower shall pay the Due Diligence Fee to Lender on the Closing Date and annually thereafter.
(f) Success Fee. Borrower shall pay the Success Fee to Lender on the earlier to occur of (i) the termination of this Agreement or (ii) the repayment of all Obligations.
5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants:
5.1 With respect to each Financed Receivable:
(a) It is the owner with legal right to sell, transfer and assign it;
(b) The correct Receivable Amount is on the Funding Request and is not disputed;
(c) Such Financed Receivable is an Eligible Receivable;
(d) Lender has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and
(e) No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.
5.2 Borrower is duly existing and in good standing in its jurisdiction of formation and qualified and licensed to do business in, and in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified.
5.3 The execution, delivery and performance of this Agreement has been duly authorized, and does not (a) conflict with Borrower’s organizational documents, (b) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (c) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of Borrower’s property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (e) constitute an Event of Default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound.

5.4 Borrower has not violated any laws, ordinances or rules, the violation of which could have a material adverse effect on Borrower’s business.
5.5 Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.
5.6 Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Financed Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.
5.7 If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.
5.8 Borrower is the sole owner of the intellectual property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the patents is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the intellectual property violates the rights of any third party.
5.9 Borrower is solvent and able to pay its debts (including trade debts) as they mature.
5.10 The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise disclosed in writing to Lender. None of the Collateral is currently being maintained at locations other than as disclosed in writing to Lender.
5.11 Except as disclosed in writing to Lender, there are no actions or proceedings pending or, to the knowledge of Borrower’s officers, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.
5.12 All consolidated financial statements for Borrower and any Subsidiary delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. All consolidating financial statements for Borrower and its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s and each of its Subsidiary’s financial condition and results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.
5.13 Borrower does not own any stock, partnership interest, or other ownership interest in any Person except as specifically disclosed on a schedule to this Agreement.
5.14 Borrower and each Subsidiary have timely filed all required tax returns and reports, and Borrower and each Subsidiary have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each Subsidiary.
6. MISCELLANEOUS PROVISIONS. Borrower will:
6.1 Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification to do business in each jurisdiction necessary to Borrower’s business or operations, and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a "borrower" under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.
6.2 Comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.
6.3 Give Lender at least thirty (30) days prior written notice of changes to its name, organization, chief executive office, location of records or otherwise add any new business locations or any new locations where Borrower intends to store Collateral, and, if requested by Lender, Borrower will cause the applicable landlord/bailee to enter into a landlord consent (or bailee agreement in the case of any bailee) in favor of Lender prior to the commencement of such new office or location.
6.4 Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested; provided, however, Borrower may in good faith protest tax assessments and withhold payment of the protested portion of taxes during the pendency of such protest if Borrower provides the taxing authority with a bond or other surety acceptable to such authority and to Lender in its sole discretion in the amount of the taxes subject to the protest.
6.5 If requested, provide to Lender a written report within ten (10) days, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.
6.6 If applicable, give Lender copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within five (5) days of filing with the Securities and Exchange Commission, while any Financed Receivable is outstanding.
6.7 Immediately transfer and deliver to Lender all Collections Borrower receives.
6.8 Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.
6.9 Not convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), all or any part of its business or property, other than: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business; (c) Transfers of worn-out or obsolete equipment; or (d) the Contemplated Sale.
6.10 Not make any investment in or to any Person, other than Permitted Investments.
6.11 Not pay any dividends or make any distributions or payment with respect to Borrower’s capital stock or other equity interests or redeem, retire or purchase any of Borrower’s capital stock or other equity interests.
6.12 Not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
6.13 Not make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of the applicable subordination agreement in favor of Lender, or amend any provision contained in any documentation relating to the Subordinated Debt without Lender’s prior written consent.
6.14 Immediately notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business or the value of any Financed Receivable.
6.15 Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.
(a) Within ninety (90) days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.
(b) No later than thirty (30) days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower (including, without limitation, a balance sheet and income statement), certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis.
(c) If applicable, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.
(d) Annual board-approved financial projections and operating budgets specifying the assumptions used in creating the projections and budgets. Annual board-approved projections and operating budgets shall be in a form acceptable to Lender and shall be provided to Lender no later than sixty (60) days after the beginning of each fiscal year.
(e) Within thirty (30) days of the end of each month, a Compliance Certificate of Borrower, signed by an authorized financial officer and setting forth whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(f) Within ten (10) days after the last day of each calendar month, a detailed aging of Borrower’s Receivables by invoice or a summary aging by Account Debtor, together with payable aging and such other matters as Lender may request.
(g) Weekly, by no later than Friday of each week, cash flow projections for the upcoming thirteen (13) weeks.
(h) As a condition to each Advance, a report on accounts payable aging and unvouchered accounts payable aging.
(i) Promptly upon Lender's request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor of Borrower's obligations to Lender as Lender may request.
6.16 Maintain all of its operating, depository and investment accounts with Lender and, without limiting the foregoing, in the case of any deposit or investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the UCC) of such deposit account pursuant to documentation acceptable to Lender.
6.17 Provide to Lender promptly upon the execution hereof, and as a condition to the effectiveness of this Agreement, the following documents which shall be in form satisfactory to Lender: (i) Corporate (or Limited Liability Company, as applicable) Resolutions to Borrow, duly executed by Borrower, and (ii) such other agreements, instruments and documents as Lender may request.
6.18 Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may request.
6.19 Not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $50,000 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.
6.20 Execute any further instruments and take further action as Lender requests to perfect or continue Lender’s security interest in the Collateral or to affect the purposes of this Agreement.
7. SECURITY INTEREST. To secure the prompt payment and performance to Lender of all of the Obligations, Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrower is not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in Borrower’s usual course of business. Borrower agrees to sign any instruments and documents requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Financed Receivables and Collateral. Borrower shall not grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.
8. POWER OF ATTORNEY. Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iii) notify all Account Debtors with respect to the Receivables to pay Lender directly; (iv) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (v) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (vi) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (vii) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (viii) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.
9. DEFAULT AND REMEDIES.
9.1 Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.
(a) Failure to Pay. Borrower fails to make a payment when due under this Agreement.

(b) Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral.
(c) False Information. Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.
(d) Death. Any guarantor dies or becomes legally incompetent, or if any guarantor is a partnership, any general partner dies or becomes legally incompetent.
(e) Bankruptcy. Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against Borrower (or any guarantor) or Borrower (or any guarantor) makes a general assignment for the benefit of creditors.
(f) Receivers. A receiver or similar official is appointed for a substantial portion of Borrower’s (or any guarantor’s) business, or the business is terminated.
(g) Judgments. Any judgments or arbitration awards are entered against Borrower (or any guarantor), or Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements exceeds $100,000.
(h) Material Adverse Change. A Material Adverse Change occurs, or is reasonably likely to occur.
(i) Cross-default. Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrower’s Affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than sixty (60) days past due).
(j) Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect.
(k) Other Agreements. Borrower (or any guarantor) or any of Borrower’s Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement Borrower (or any guarantor) or any of Borrower’s Affiliates has with Lender or any Affiliate of Lender.
(l) Change of Control. The holders of the capital ownership of Parent as of the Closing Date cease to own and control, directly and indirectly, at least 51% of the capital ownership of Parent, or Parent ceases to own and control, directly and indirectly, at least 100% of the capital ownership of each other Borrower.
(m) Other Breach Under Agreement. Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above.
9.2 Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrower; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 9.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the UCC, all the power of attorney rights described in Section 8 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and all Collateral in any commercially reasonable manner.
10. ACCRUAL OF INTEREST. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 4.2, amounts due under Section 11, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the applicable Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.
11. FEES, COSTS AND EXPENSES; INDEMNIFICATION. Borrower will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, Borrower or any other Person) in any way relating to the Financed Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or the Collateral, (e) collecting the Financed Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any guarantor. Borrower shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.
12. INTEGRATION, SEVERABILITY WAIVER, AND CHOICE OF LAW FORUM AND VENUE.
12.1 This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrower concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrower concerning this credit; and (c) are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of this Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.
12.2 THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 13.
13. NOTICES; TELEPHONIC AND TELEFAX AUTHORIZATIONS. All notices shall be given to Lender and Borrower at the addresses or faxes (or e-mail, if applicable) set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone, fax, e-mail or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrower will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement’s termination, and will benefit Lender and its officers, employees, and agents.
14. DEFINITIONS AND CONSTRUCTION.
14.1 Definitions. In this Agreement:
“Account Balance” means at any time the aggregate of the Receivable Amounts of all Financed Receivables at such time, as reflected on the records maintained by Lender.
“Account Debtor” has the meaning in the UCC and includes any Person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.
“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Financed Receivable.

“Advance” means as to any Receivable, the advance made by Lender to Borrower in respect of such Receivable pursuant to Section 1.2.
“Advance Rate” means (a) with respect to Eligible Receivables, eighty-five percent (85%), or (b) with respect to Eligible Unbilled Receivables, (i) from the Closing Date through January 31, 2019, seventy-five percent (75%), and (ii) from and at all times after February 1, 2019, zero percent (0%), or, in each case, such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrower.
"Affiliate" means, as to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.
“Agreement” means this Amended and Restated Business Financing Agreement.
“Authorized Person” means any one of the individuals authorized to sign on behalf of Borrower.
“Borrower’s Account” means Borrower’s general operating account maintained with Lender, into which all Advances will be deposited unless otherwise instructed by Borrower in writing.
“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Lender.
“Cash Reserve” means for any Financed Receivable which has been paid in full during a Monthly Period, the amount by which the amount(s) paid on such Financed Receivable exceeds the Advance made on such Financed Receivable.
“Collateral” means all of Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrower which is now or hereafter identified by Borrower or Lender, general intangibles (including payment intangibles, intellectual property and software), goods (including fixtures) and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment. Notwithstanding the foregoing, the Collateral shall not include copyrights or other intellectual property related to books published, or to be published, by Quarto Publishing Group USA Inc. so long as such copyrights, other intellectual property and/or books are not related to Borrower’s ordinary course of business; provided that, the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, all of such copyrights and other intellectual property.
“Collection Account” means the deposit account maintained with Lender which, pursuant to the Lockbox Agreement, all Collections received in the Lockbox are to be deposited, and as to which Borrower has no right to withdraw funds.
“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.
“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.
“Credit Card Services” are any products, credit services and/or financial accommodations relating to credit cards and/or other cash management services previously, now, or hereafter provided to Borrower or any of its subsidiaries by Lender or any Lender Affiliate.
“Credit Card Services Agreements” are any agreements, instruments or documents relating to Credit Card Services.
“Credit Limit” means $8,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.
“Due Diligence Fee” means a payment of an annual fee equal to $600 due upon the Closing Date and $600 due upon each anniversary thereof so long as any Advance is outstanding or available hereunder.
“Eligible Receivable” means a Receivable that satisfies all of the following:
(a) The Receivable has been created by Borrower in the ordinary course of Borrower’s business and without any obligation on the part of Borrower to render any further performance.
(b) There are no conditions which must be satisfied before Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales or other terms by reason of which the payment by the Account Debtor may be conditional.
(c) The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.
(d) The Receivable is not the obligation of an Account Debtor who has asserted or may reasonably be expected to assert any counterclaims or offsets against Borrower (including offsets for any “contra accounts” owed by Borrower to the Account Debtor for goods purchased by Borrower or for services performed for Borrower). Notwithstanding the foregoing, up to $500,000 in Receivables in the aggregate that are contra accounts with respect to which the Account Debtor is Yahoo or Google may be included as Eligible Receivables.
(e) The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.
(f) Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.
(g) Borrower is not prohibited by the laws of the jurisdiction where the Account Debtor is located from bringing an action in the courts of that jurisdiction to enforce the Account Debtor’s obligation to pay the Receivable. Borrower has taken all appropriate actions to ensure access to the courts of the jurisdiction where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable governmental agency or the qualification by Borrower as a foreign corporation authorized to transact business in such jurisdiction.
(h) The Receivable is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.
(i) The Account Debtor on the Receivable is not any of the following: (i) an employee, Affiliate, parent or Subsidiary of Borrower, or any Person which has common officers or directors with Borrower, (ii) the U.S. government or any agency or department of the U.S. government unless otherwise approved by Lender in writing in its sole discretion on a case-by-case basis, or (iii) any Person located in a foreign country with the exception of Canada (but not including the province of Quebec) unless otherwise approved by Lender in writing in its sole discretion on a case-by-case basis.
(j) The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within ninety (90) days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).
(k) The Receivable does not arise from the sale of goods which remain in Borrower’s possession or under Borrower’s control.
(l) The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to Borrower under any other obligation which is evidenced by a promissory note.
(m) The Receivable does not constitute a prebilling, prepaid deposit, retention billing, bonded receivable, or progress billing.

(n) The Receivable is not owing from an Account Debtor with respect to which Borrower has received deferred revenue (but such Receivable shall only be offset to the extent of such deferred revenue), unless otherwise approved by Lender in writing in its sole discretion on a case-by-case basis.
(o) The Receivable is otherwise acceptable to Lender.
“Eligible Unbilled Receivable” means a Receivable for which an invoice has not yet been sent to the Account Debtor but which otherwise meets all of the requirements of an Eligible Receivable; provided that such Receivable shall be invoiced and otherwise meet all of the requirements of an Eligible Receivable within three (3) business days after the end of the month during which such Receivable is financed as an Eligible Unbilled Receivable hereunder.
“Eligible Unbilled Receivable Sublimit” means (a) from the Closing Date through January 31, 2019, $2,500,000, and (b) from and at all times after February 1, 2019, $0.
“Event of Default” has the meaning set forth in Section 9.1.
“Facility Fee” means a payment of $11,765 due on the Closing Date and a payment of an annual fee equal to one-quarter percentage point (0.25%) of the Formula Account Balance due on April 20, 2019 and annually thereafter on each anniversary of April 20 until this Agreement is terminated pursuant to Section 17 hereof.
“Fee In Lieu of Warrant” means a payment of a fee equal to $30,000 due upon the Closing Date.
“Finance Charge” means for each Monthly Period an interest amount equal to the applicable Finance Charge Percentage of the average daily Account Balance outstanding during such Monthly Period.
“Finance Charge Percentage” means a rate per year equal to (a) with respect to Advances made against Eligible Receivables, the Prime Rate plus one percentage point (1.0%) and (a) with respect to Advances made against Eligible Unbilled Receivables, the Prime Rate plus two percentage points (2.0%), plus, in either case, an additional five percentage points (5.0%) during any period that an Event of Default has occurred and is continuing.
“Financed Receivable” means a Receivable for which Lender makes an Advance pursuant to a Funding Request.
“Formula Account Balance” means the dollar amount resulting from dividing the Credit Limit by the Advance Rate with respect to Eligible Receivables in effect at the time of calculation.
“Funding Request” means a writing signed by an Authorized Person which accurately identifies the Receivables which Lender, at its election, is being requested to finance, and includes for each such Receivable the correct amount owed by the Account Debtor, the name and address of the Account Debtor, the invoice number, the invoice date and the account code in the form of the invoice schedule attached as Exhibit B hereto, together with copies of invoices and such other supporting documentation as Lender may from time to time request.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Lender” means Western Alliance Bank, an Arizona corporation, and its successors and assigns.
“Lockbox” is defined in the Lockbox Agreement.
“Lockbox Agreement” is defined in Section 2.5.
"Maintenance Fee" means the amount equal to one-eighth percentage point (0.125%) per month of the ending daily Account Balance for the relevant period.
“Material Adverse Change” means a material adverse change in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.
“Month End” means the last calendar day of each Monthly Period.

“Monthly Period” means each calendar month.
“Obligations” means all liabilities and obligations of Borrower to Lender of any kind or nature, present or future, arising under or in connection with this Agreement, any Credit Card Services Agreement, or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.
“Overadvance” means at any time an amount equal to the greater of the following amounts (if any): (a) the amount by which the total amount of the Advances exceeds the Credit Limit and (b) the amount equal to the sum of (i) the total outstanding amounts of all Advances made with respect to Receivables which were not, or have ceased to be, Eligible Receivables or Eligible Unbilled Receivables and (ii) the amount by which the total outstanding amount of all Advances (other than those under clause (i) above) exceeds the product of (x) the applicable Advance Rate and (y) the total outstanding Receivable Amounts of the Eligible Receivables and Eligible Unbilled Receivables in respect of which such Advances were made.
“Permitted Indebtedness” means:
(a) Indebtedness under this Agreement or that is otherwise owed to Lender.
(b) Indebtedness existing on the Closing Date and specifically disclosed on a schedule to this Agreement.
(c) Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $500,000 in total principal amount at any time outstanding.
(d) Other indebtedness in an aggregate amount not to exceed $500,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.
(e) Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.
(f) Subordinated Debt.
“Permitted Investment” means:
(a) Investments existing on the Closing Date and specifically disclosed on a schedule to this Agreement.
(b) Cash Equivalents and Lender’s money market accounts.
(c) Investments of one Borrower in another Borrower.
“Permitted Liens” means:
(a) Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.
(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.
(c) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.
“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” means the greater of three and one-half percent (3.50%) per year or the rate of interest publicly announced from time to time by Lender as its Prime Rate. Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.
“Prior Agreement” is defined in the Recitals hereto.
“Receivable Amount” means as to any Receivable, the amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.
“Receivables” means Borrower’s rights to payment arising in the ordinary course of Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.
“Recovery Fee” means for each item of Collections which Borrower has failed to remit as required by the Agreement, a fee equal to the lesser of $5,000 or five percent (5%) of the amount of such item, but in no case less than $1,000.
“Refundable Reserve” means for any Month End:
(a) The sum of (i) the total of the Cash Reserves as to all Financed Receivables as of such Month End and (ii) the amount of Collections received by Lender during the Monthly Period with respect to Receivables other than Financed Receivables and not previously remitted to Borrower, minus
(b) The total for that Monthly Period ending on such Month End of:
(i) Maintenance Fee, Facility Fee, Due Diligence Fee, and Recovery Fees;
(ii) Finance Charges;
(iii) Adjustments;
(iv) Any outstanding Overadvance Amounts;
(v) all amounts due, including professional fees and expenses, as set forth in Section 11 for which oral or written demand has been made by Lender to Borrower during that Monthly Period to the extent Lender has agreed to accept payment thereof by deduction from the Refundable Reserve; and
(vi) all amounts collected by Borrower on Financed Receivables during the Monthly Period and not remitted to Lender.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve” means as to any Financed Receivable the amount by which the Receivable Amount of the Financed Receivable exceeds the Advance on that Financed Receivable.
“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.
“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Success Fee” is a non-refundable fee, fully-earned as of the Closing Date, in an amount equal to Seventy-Five Thousand Dollars ($75,000).
“Transfer” has the meaning set forth in Section 6.9.
“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.
14.2 Construction:
(a) In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.
(b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrower or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.
(c) Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.
15. JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.
16. JUDICIAL REFERENCE PROVISION.
16.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.
16.2 With the exception of the items specified in Section 16.3 below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement, any Credit Card Services Agreement, or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).
16.3 The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.
16.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

16.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.
16.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
16.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
16.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
16.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
16.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.
17. TERM AND TERMINATION. Borrower and Lender each have the right to terminate the financing of Receivables under this Agreement at any time upon notice to the other: provided that no such termination shall affect Lender’s security interest in the Financed Receivables and other Collateral, and this Agreement shall continue to be effective, and the obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 11 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run, and Lender’s rights and remedies hereunder shall survive any such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full. Upon any such termination, Borrower shall, upon demand by Lender, immediately repay all Advances then outstanding.
18. EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until terminated in accordance with Section 17 above and thereafter so long as any Obligations remain outstanding hereunder. Notwithstanding anything to the contrary contained herein, Borrower’s obligations with respect to that certain Success Fee in Section 4.2(f) shall survive termination of this Agreement or any other Loan Document.
19. OTHER AGREEMENTS. (i) Any security agreements, liens and/or security interests securing payment of any obligations of Borrower owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates; (ii) Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrower’s behalf. Borrower agrees that Lender shall have the right to identify Borrower by name in those materials.
20. BORROWER LIABILITY. Any Borrower may, acting singly, request credit extensions hereunder. Each Borrower hereby appoints the other as agent for itself for all purposes hereunder, including with respect to requesting credit extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Obligations, including, without limitation, all credit extensions made hereunder, regardless of which Borrower actually receives said credit extensions, as if each Borrower hereunder directly received all credit extensions. Each Borrower waives (a) any suretyship defenses available to it under the UCC or any other applicable law, and (b) any right to require Lender to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.
Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.
21. REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys' fees of Lender related thereto, the liability of Borrower and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
22. PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 ("Patriot Act"), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the names and addresses of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.
23. SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.
24. THIRD PARTIES. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
25. NO NOVATION. Nothing contained herein shall in any way impair the Prior Agreement and the other Loan Documents now held for the Obligations, nor affect or impair any rights, powers, or remedies under the Prior Agreement or any Loan Document, it being the intent of the parties hereto that this Agreement shall not constitute a novation of the Prior Agreement or an accord and satisfaction of the Obligations. Except as expressly provided for in this Agreement, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the Closing Date.
26. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.
[Signature page follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement on the day and year above written.

BORROWER: INUVO, INC. By: Name: Title: BABYTOBEE, LLC By: Name: Title:
LENDER:

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By:
Name:
Title:

Address for Notices:
Western Alliance Bank, an Arizona corporation
55 Almaden Blvd.
San Jose, CA 95113
Fax: (408) 423-8520
Email: lisa.chang@bridgebank.com
Attn: Lisa Change

KOWABUNGA MARKETING, INC. By: Name: Title:
VERTRO, INC. By: Name: Title:
A LOT, INC. By: Name: Title:
NETSEER, INC. By: Name: Title: Address for Notices: c/o Inuvo, Inc. 500 President Clinton Avenue, Suite 300 Little Rock, AR 72201 Fax: Email: Attn: Chief Executive Officer

EXHIBIT A

COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)
FROM: INUVO, INC. (“Parent”), BABYTOBEE, LLC (“Babytobee”), KOWABUNGA MARKETING, INC. (“Kowabunga”), VERTRO, INC. (“Vertro”), A LOT, INC. (“A LOT”), and NETSEER, INC. (“NetSeer” and together with Parent, Babytobee, Kowabunga, Vertro and A LOT, individually and collectively, jointly and severally, “Borrower”)
The undersigned authorized officer of Inuvo, Inc., on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Amended and Restated Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements and Compliance Certificate	Within 30 days of the end of each calendar month	Yes	No

A/R & A/P Agings	Within 10 days of the end of each calendar month	Yes	No

Annual financial statements (CPA-audited)	Within 90 days of each FYE	Yes	No

10K and 10Q reports	Concurrent with SEC filing dates (where applicable)	Yes	No

Board approved operating projections (including income statements, balance sheets and cash flow statements)	FYE within 60 days	Yes	No

13-Week Cash Flow Projection	Weekly, by Friday of each week	Yes	No

Report on A/P Agings and Unvouchered A/P	With each request for an Advance	Yes	No

Deposits
Deposits held at Bridge Bank: $________________________
Deposits held outside of Bridge Bank: $_________________

Comments Regarding Exceptions: See Attached.		BANK USE ONLY

Received by:
Sincerely,		AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE		AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE